Registration No. 333-132936

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Credit Suisse

(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland (State of Incorporation or Organization)	13-5015677 (I.R.S. Employer Identification No.)

Paradeplatz 8 CH 8070 Zurich, Switzerland (Address of Principal Executive Offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), check the following box.  ☒

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Buffered Accelerated Return Equity Securities (BARES) due November 6, 2012 Linked to the Performance of the CS/RT Emerging Infrastructure Index Powered by HOLT	American Stock Exchange

Accelerated Return Equity Securities (ARES) due November 6, 2012 Linked to the Performance of the CS/RT Emerging Infrastructure Index Powered by HOLT	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-132936

Item 1.      Description of Registrants’ Securities to be Registered.

                For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” of the Registrants’ Prospectus dated March 29, 2007 included in the Registration Statement on Form F-3 as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (Registration No. 333-132936), the information under the heading “Description of the Notes” of the Registrant’s Prospectus Supplement dated May 7, 2007 as filed with the Commission on May 7, 2007 pursuant to Rule 424(b)(2) under the Securities Act, the information under the heading “Description of the Securities” of the Registrant’s Product Supplement dated October 31, 2007 as filed with the Commission on November 2, 2007 pursuant to Rule 424(b)(2), and the information under the heading “The Reference Index” of the Registrant’s Pricing Supplement dated October 31, 2007 as filed with the Commission on November 2, 2007 pursuant to Rule 424(b)(2) under the Securities Act, which information is hereby incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Exhibit Description

1.1

Underwriting Agreement relating to Debt Securities of Credit Suisse (incorporated by reference to Exhibit 1.5 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

4.1

Form of Senior Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 4.44 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

4.2	Form of Senior Debt Security of Credit Suisse (incorporated by reference to Exhibit 4.46 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

5.1

Opinion of Cleary Gottlieb Steen & Hamilton LLP relating to securities of Credit Suisse and guarantees of Credit Suisse Group and Credit Suisse (incorporated by reference to Exhibit 5.5 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

23.1

Consent of Cleary Gottlieb Steen & Hamilton LLP related to Credit Suisse (included in Exhibit 5.5 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

25.1

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Senior Indenture between Credit Suisse and the Bank of New York, as trustee (incorporated by reference to Exhibit 25.12 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 2, 2008	CREDIT SUISSE
By:
/s/ Sharon O’Connor
	Name:	Sharon O’Connor
	Title:	Authorized Signatory

CREDIT SUISSE
By:
/s/Grace Koo
	Name:	Grace Koo
	Title:	Authorized Signatory